UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 13, 2025

MEDICAL PROPERTIES TRUST, INC.
MPT OPERATING PARTNERSHIP, L.P.
(Exact Name of Registrant as Specified in Charter)

Commission File Number
001-32559
Commission File Number
333-177186

Maryland Delaware	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(205)
969-3755

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share, of Medical Properties Trust, Inc.	MPW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Senior Secured Notes Offering
On February 13, 2025, MPT Operating Partnership, L.P. (the “Operating Partnership”), a Delaware limited partnership and the operating partnership of Medical Properties Trust, Inc., a Maryland corporation (the “Company”), and MPT Finance Corporation, a Delaware corporation and wholly owned subsidiary of the Operating Partnership (together with the Operating Partnership, the “Issuers”) closed the previously announced offering (the “Offering”) of $1,500,000,000 aggregate principal amount of the Issuers’ 8.500% Senior Secured Notes due 2032 (the “Dollar Notes”) and €1,000,000,000 aggregate principal amount of the Issuers’ 7.000% Senior Secured Notes due 2032 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”). The Issuers sold the Notes to the initial purchasers in the Offering, which was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were offered for resale to purchasers reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and to
non-U.S.
persons outside the United States in reliance on Regulation S under the Securities Act.
The Notes were issued pursuant to the Indenture, dated as of February 13, 2025 (the “Indenture”), among the Company, the Issuers, the subsidiary guarantors party thereto, Wilmington Trust, National Association, as trustee (the “Trustee”), dollar paying agent, dollar registrar, dollar transfer agent and notes collateral agent, and U.S. Bank Europe DAC, as euro paying agent, euro registrar and euro transfer agent. Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2025. The Notes mature on February 15, 2032. The Issuers may redeem some or all of the Notes at any time prior to February 15, 2028 at a “make-whole” redemption price. On or after February 15, 2028, the Issuers may redeem some or all of the Notes at a premium that will decrease over time. In addition, at any time and from time to time prior to February 15, 2028, the Issuers may redeem up to 40% of the Dollar Notes at a redemption price equal to 108.500% of the aggregate principal amount thereof and up to 40% of the Euro Notes at a redemption price equal to 107.000% of the aggregate principal amount thereof, in each case, plus accrued and unpaid interest thereon to, but excluding the redemption date, using the proceeds from one or more equity offerings.
The Notes are fully and unconditionally guaranteed, on a joint and several basis, by the Company and its collateral-owning subsidiaries, in addition to its other subsidiaries that are guarantors under the Credit Agreement (as defined below) (collectively, the “Guarantors”) and will be fully and unconditionally guaranteed, on a joint and several basis, by any restricted subsidiaries that in the future borrow under or guarantee borrowings under the Credit Agreement, in each case, subject to customary guarantee fall-away provisions. The Notes and the guarantees thereof are secured, subject to certain permitted liens, by first-priority liens on equity of the Company’s subsidiaries that, as of the date hereof, directly own or ground lease a diversified pool of 169 properties with 20 different operators in the United States, the United Kingdom and Germany (the “Collateral”), which Collateral also secures the obligations under the Credit Agreement.
In the event of a Change of Control Triggering Event (as defined in the Indenture), each holder of the Notes may require the Issuers to repurchase some or all of its Notes at a repurchase price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, up to, but excluding, the date of purchase.
The Indenture restricts the Issuers’ ability and the ability of their restricted subsidiaries to, among other things: (i) incur debt; (ii) pay dividends and make distributions; (iii) create liens; (iv) enter into transactions with affiliates; and (v) merge, consolidate or transfer all or substantially all of their assets. These limitations are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also requires the Issuers and their restricted subsidiaries to maintain total unencumbered assets of at least 150% of their collective unsecured debt. All of these covenants are subject to a number of important limitations and exceptions under the Indenture.
The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Notes, as applicable, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, the failure of the liens created by the security documents to constitute valid and perfected liens on any material portion of the Collateral securing the Notes for a specified period of time after notice and certain events of insolvency. If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable, except that an Event of Default resulting from certain events of insolvency with respect to an Issuer will automatically cause the Notes to become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Notes.
The foregoing summaries of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture and the Notes, copies of which are filed as Exhibits 4.1, 4.2 and 4.3 to this Form
8-K,
and incorporated herein by reference.
Amendment to Credit Facility
On February 13, 2025, the Company, the Operating Partnership and certain subsidiaries of the Operating Partnership as guarantors, entered into the Amendment No. 3 to Second Amended and Restated Revolving Credit and Term Loan Agreement (the “Amendment”) which amends the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 29, 2022, by and among the Company, the Operating Partnership, the several lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as amended prior to the Amendment, the “Credit Agreement”).
The Amendment (i) removes the Covenant Relief Period and any restrictions related thereto from the existing Credit Agreement, (ii) removes financial covenants regarding minimum consolidated tangible net worth, maximum unsecured indebtedness to unencumbered asset value and minimum unsecured net operating income to unsecured interest expense from the Credit Agreement, (iii) modifies the calculation of total asset value used in the financial covenant regarding maximum total indebtedness to total asset value to conform to corresponding definitions in the Notes, and set the covenant level at 60%, (iv) deems notice given with respect to both of the Issuers’ maturity extension options (without changing the other conditions thereof) such that the maturity of the Revolving Credit Facility was extended to June 30, 2027, subject to the satisfaction of the other conditions to the extension options (other than notice) set forth in the existing Credit Agreement, (v) reset the interest rate to SOFR plus 2.25%, (vi) provides for the loans thereunder to be secured and guaranteed ratably with the Notes, (vii) set the maximum secured leverage ratio at 40%, and (viii) adds mandatory prepayments of senior debt or addition of additional collateral in connection with any failure to (x) maintain a 65% maximum ratio of secured first lien debt to the undepreciated real estate value of the secured pool properties or (y) maintain a minimum senior secured debt service coverage ratio of 1.15:1.00 with a step up to 1.30:1.00 (the “Collateral Coverage Tests”).
After giving effect to the Amendment, the Credit Agreement is secured on the Collateral (defined above) on a pari passu basis with the Notes and is guaranteed by each of the Guarantors (as defined above). The Credit Agreement includes provisions for the addition, substitution and removal of Collateral subject to maintenance of the Collateral Coverage Tests.
The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Form
8-K,
and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance
Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report relating to the Indenture is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d)
Exhibits
.

Exhibit Number	Description

4.1	Indenture, dated as of February 13, 2025, among Medical Properties Trust, Inc., MPT Operating Partnership, L.P., MPT Finance Corporation, the subsidiary guarantors party thereto, Wilmington Trust, National Association, as trustee, dollar paying agent, dollar registrar, dollar transfer agent and notes collateral agent, and U.S. Bank Europe DAC, as euro paying agent, euro registrar and euro transfer agent

4.2	Form of Global Note for 8.500% Senior Secured Notes Due 2032 (included in Exhibit 4.1 above)

4.3	Form of Global Note for 7.000% Senior Secured Notes Due 2032 (included in Exhibit 4.1 above)

10.1	Amendment No. 3 to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of February 13, 2025, by and among Medical Properties Trust, Inc., MPT Operating Partnership, L.P., the Guarantors party hereto, the several lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.
Date: February 18, 2025